UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2018

ABERCROMBIE & FITCH CO.
(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6301 Fitch Path, New Albany, Ohio 43054
(Address of principal executive offices) (Zip Code)

(614) 283-6500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2018, Arthur C. Martinez, Executive Chairman of the Board of Directors and a director of Abercrombie & Fitch Co. (the “Company”), informed the Company that he has decided to retire as a director of the Company and not stand for re‑election to the Company’s Board of Directors (the “Board”) at the 2018 Annual Meeting of Stockholders of the Company (the “2018 Annual Meeting”). Mr. Martinez will serve out his remaining term as a director, which will expire immediately prior to the 2018 Annual Meeting.

Item 8.01. Other Events.

On January 19, 2018, based on recommendations from the Nominating and Board Governance Committee of the Board (the “Nominating and Board Governance Committee”), the Board took the following actions in furtherance of the planned transition of the Chairman of the Board role:

•
In contemplation of Mr. Martinez’s planned retirement as a director at the expiration of his current term, the Board accepted Mr. Martinez’s resignation from his positions as Executive Chairman of the Board and Chair of the Executive Committee of the Board (the “Executive Committee”), with each such resignation to be effective February 3, 2018 (the end of the Company’s 2017 fiscal year). Mr. Martinez will continue to serve as a director of the Company as well as a member of the Executive Committee until the expiration of his current term as a director immediately prior to the Company’s 2018 Annual Meeting.

•
The Board elected Terry L. Burman, who currently serves as Lead Independent Director of the Company and Chair of the Nominating and Board Governance Committee, to serve as Non-Executive Chairman of the Board and also appointed Mr. Burman to serve as Chair of the Executive Committee, with each such action to be effective February 3, 2018. In contemplation of his transition to Non-Executive Chairman of the Board and in light of the additional responsibilities he will assume in such role, the Board accepted Mr. Burman’s resignation from his positions as Lead Independent Director and as a member of the Compensation and Organization Committee of the Board, with each such resignation to be effective February 3, 2018.

At the meetings of such committees to be held in February of 2018, the Compensation and Organization Committee of the Board and the Nominating and Board Governance Committee will consider and make recommendations to the full Board regarding appropriate adjustments, if any, to be made to the compensation of Messrs. Burman and Martinez in their new capacities, with such adjustments to be decided at the meeting of the full Board to be held in February of 2018.

On January 22, 2018, the Company issued a press release announcing the transition in the Chairman of the Board role. A copy of this press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a) through (c) Not applicable

(d) Exhibits:

The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	News release issued by Abercrombie & Fitch Co. on January 22, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abercrombie & Fitch Co.

Dated: January 22, 2018	By:	/s/ Robert E. Bostrom
Robert E. Bostrom
Senior Vice President, General Counsel and Corporate Secretary